                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE     CONTACTS:        MICHAEL E. DEDOMENICO
                                           CHAIRMAN AND CEO
                                           ROBERT R. GALVIN
                                           CFO AND EXECUTIVE VICE PRESIDENT
                                           (772)221-1754

            NUCO2 REPORTS FISCAL 2007 FIRST QUARTER OPERATING RESULTS
                                      -----
                     REVENUES ADVANCE 16.1%; EBITDA UP 17.4%

STUART, FLORIDA, November 1, 2006 - NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported operating results for the fiscal quarter ended
September 30, 2006.

     o   Total revenues for the quarter increased 16.1%, to $32.4 million, from
         $27.9 million in the corresponding year-ago period.

     o   Gross profit increased by 15.6% to $17.6 million from $15.2 million in the prior year's first quarter. Gross profit margin amounted to 54.3%, compared with 54.6% in the corresponding year-ago period, and operating income advanced 14.5%, to $5.7 million.

     o   EBITDA for the quarter increased 17.4% to $11.3 million, compared with
         $9.6 million a year-ago, excluding non-cash stock option expense of
         $0.7 million and $0.3 million, respectively. The Company considers
         EBITDA (earnings before interest, taxes, depreciation and amortization)
         one of the principal financial measures by which to gauge its liquidity.

     o   Cash earnings per share (GAAP earnings per share plus non-cash income taxes and stock option expense), which the Company regards as a principal measure of its financial performance, for the quarter amounted to $0.35 per diluted share, compared to $0.31 per diluted share in the corresponding year-ago period.

     o   Net income in the fiscal 2007 first quarter was $2.5 million with fully diluted net income per share equal to $0.16, compared to $3.0 million and $0.19, respectively, for the corresponding period a year ago.
         Excluding the impact of revised deferred tax assets, net income and fully diluted net income per share for the fiscal 2007 first quarter would have been $3.0 million and $0.19, respectively. Net income and fully diluted net income per share for the immediately preceding fiscal
         2006 fourth quarter were $2.6 million and $0.16, respectively.

     o   Cash flow from operations for the quarter increased 16.0% to $8.8 million, from $7.6 million in the corresponding year-ago period. During the quarter, the Company paid down debt under its revolving credit facility by $1.7 million.

     o   Activations in the quarter were 2,580, with attrition of 989, resulting in 1,591 net activations, up 14.6% from net organic activations in the year-ago quarter of 1,388, excluding approximately 2,500 activations in the year-ago period resulting from an acquisition.

         "We are pleased to report that our results for the quarter are in line with our business plan for the year," said Michael E. DeDomenico, Chairman and
CEO. "EBITDA for the period represents the fifteenth straight quarterly increase in this important financial metric. Our market potential remains as strong as ever and we are focusing on higher quality new accounts in combination with key operational initiatives to assure maximum productivity and profitability from our current and expanding customer base. Cost of sales and gross profit margin during the quarter reflect integration costs associated with the acquisition of approximately 3,100 bulk CO2 customers from Coca-Cola Enterprises Inc. on June
30th and costs associated with our new dispatching and routing processes. We expect to increasingly benefit this year from these investments in new efficiencies in field operations and from our upgraded call center communications system."

ABOUT NUCO2

         NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM.

CONFERENCE CALL

         A conference call to report operating results for the first quarter will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the
Internet via NuCO2's website at WWW.NUCO2.COM. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

         STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                  NUCO2 INC.
                                           CONDENSED BALANCE SHEETS
                                                (IN THOUSANDS)

                              ASSETS                                    September 30, 2006      June 30, 2006
                                                                        ------------------      -------------
Current assets:
     Cash and cash equivalents                                               $    472             $    341
     Trade accounts receivable, net of allowance for doubtful
     accounts of $2,900 and $2,538, respectively                               15,241               12,955
     Inventories                                                                  317                  302
     Prepaid insurance expense and deposits                                     3,670                5,846
     Prepaid expenses and other current assets                                  1,527                1,465
     Deferred tax assets - current portion                                      8,324                8,598
                                                                             --------             --------
          Total current assets                                                 29,551               29,507
                                                                             --------             --------

Property and equipment, net                                                   122,860              119,603
                                                                             --------             --------

     Goodwill & other intangible assets, net                                   40,653               40,905
     Deferred tax assets                                                        7,016                8,807
     Other                                                                        190                  185
                                                                             --------             --------
          Total other assets                                                   47,859               49,897
                                                                             --------             --------

              Total assets                                                   $200,270             $199,007
                                                                             ========             ========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                        $  7,186             $  6,883
     Accrued expenses & other current liabilities                               4,158                5,945
                                                                             --------             --------
          Total current liabilities                                            11,344               12,828

Long-term debt                                                                 33,750               35,450
Customer deposits                                                               3,916                3,805
                                                                             --------             --------
          Total liabilities                                                    49,010               52,083

Total shareholders' equity                                                    151,260              146,924
                                                                             --------             --------
Total liabilities & shareholders' equity                                     $200,270             $199,007
                                                                             ========             ========

                                                NUCO2 INC.
                                         STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 Three Months Ended
                                                                                    September 30,
                                                                              2006                2005
                                                                            --------            --------
Revenues:
     Product sales                                                          $ 21,551            $ 18,038
     Equipment rentals                                                        10,805               9,827
                                                                            --------            --------
Total Revenues                                                                32,356              27,865
                                                                            --------            --------

Costs and expenses:
     Cost of products sold, excluding depreciation & amortization             13,986              11,987
     Cost of equipment rentals, excluding depreciation & amortization            791                 676
     Selling, general and administrative expenses                              6,557               5,083
     Depreciation and amortization                                             4,845               4,304
     Loss on asset disposal                                                      442                 807
                                                                            --------            --------
                                                                              26,621              22,857
                                                                            --------            --------

Operating income                                                               5,735               5,008

Gain on financial instrument                                                    --                  (177)
Interest expense                                                                 576                 365
                                                                            --------            --------

Income before provision for income taxes                                       5,159               4,820
     Provision for income tax                                                  2,640               1,865
                                                                            --------            --------

Net income                                                                  $  2,519            $  2,955
                                                                            ========            ========

Weighted average number of common and common
  equivalent shares outstanding
     Basic                                                                    15,675              15,309
                                                                            ========            ========
     Diluted                                                                  16,042              15,861
                                                                            ========            ========

Net income per basic common share                                           $   0.16            $   0.19
                                                                            ========            ========

Net income per diluted common share                                         $   0.16            $   0.19
                                                                            ========            ========

    RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES EBITDA AND EBITDA
                         EXCLUDING STOCK OPTION EXPENSE

                                                           Three Months Ended
                                                        -----------------------
                                                              September 30,
                                                        -----------------------
                                                          2006           2005
                                                        --------       --------
Net income                                              $  2,519       $  2,955
Interest expense                                             576            365
Depreciation & amortization                                4,845          4,304
Gain on financial instrument                                --             (177)
Provision for income taxes                                 2,640          1,865
                                                        --------       --------
  EBITDA                                                $ 10,580       $  9,312
  Noncash option expense                                     699            298
                                                        --------       --------
  EBITDA excluding stock option expense                 $ 11,279       $  9,610
                                                        ========       ========

Cash flows provided by (used in):
  Operating activities                                  $  8,849       $  7,627
  Investing activities                                  $ (8,316)      $(11,633)
  Financing activities                                  $   (402)      $  3,151

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the
Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lender also uses EBITDA to assess the Company's compliance with debt covenants.
These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

      RECONCILIATION OF GAAP NET INCOME TO NON-GAAP CASH EARNINGS PER SHARE

                                                          Three Months Ended
                                                       ------------------------
                                                             September 30,
                                                       ------------------------
                                                         2006             2005
                                                       -------          -------

Net income                                             $ 2,519          $ 2,955
Provision for income taxes                               2,640            1,865
AMT/other cash taxes                                      (165)            (154)
Stock option expense                                       699              298
                                                       -------          -------
                                                       $ 5,693          $ 4,964
                                                       =======          =======

Cash earnings per diluted share                        $  0.35          $  0.31
                                                       =======          =======

Cash Earnings per Share is one of the principal financial measures by which the
Company measures its financial performance. Cash Earnings per Share, presented in conjunction with EBITDA, provides useful information regarding the Company's ability to service its debt and other obligations and is an accepted financial indicator used by investors, lenders and analysts to analyze and compare companies on the basis of operating performance. However, Cash Earnings per
Share does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's performance. A significant component of Cash Earnings per Share is to add back our provision for income taxes, which represents a non-cash expense to the
Company due to the benefit of net operating loss carryforwards of $102 million incurred by the Company through the fiscal year ended June 30, 2006 and subtract taxes payable under the provisions of the Alternative Minimum Tax ("AMT") and certain state/local taxes. However, while the Company anticipates continuing to recognize a full tax provision in future periods, the Company expects to pay only the AMT and certain state/local taxes until such time that its net operating loss carryforwards are fully utilized.